Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 17, 2024, included in the Form 20-F of Srivaru Holding Limited with respect to the consolidated financial statements of Srivaru Holding Limited as of March 31, 2024 and 2023, and for each of the two years in the period ended March 31, 2024.

/s/ Manohar Chowdhry & Associates
Chartered Accountants

Chennai, India

July 22, 2024

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